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                                                                    Exhibit 23.1
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Registration Statement on Form S-8 pertaining to The Sports Authority, Inc. Amended and Restated Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated March 23, 2001, with respect to the consolidated financial statements of The Sports Authority, Inc. as of February 3, 2001 and for the year then ended, included in its Annual Report on Form 10-K for the year ended February 3, 2001, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
Miami, Florida
June 28, 2001